FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
April 9, 2004	CLIENT/MATTER NUMBER 031613-0131

Alliant Energy Corporation
4902 North Biltmore Lane
Madison, Wisconsin 53718

Ladies and Gentlemen:

        We have acted as counsel for Alliant Energy Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of up to $300,000,000 aggregate amount of: (i) common stock, $.01 par value (the “Common Stock”), and related Common Share Purchase Rights (the “Rights”) to be issued pursuant to the Rights Agreement, dated January 20, 1999, by and between the Company and Wells Fargo Bank Minnesota (the “Rights Agreement”), including 7,500,000 shares of Common Stock (the “Offering Shares”) and attached Rights that may be issued and sold from time to time pursuant to the Sales Agreement, dated April 9, 2004, between the Company and Cantor Fitzgerald & Co. (the “Sales Agreement”), which is to be filed as an exhibit to the Registration Statement; (ii) contracts to purchase shares of Common Stock (the “Stock Purchase Contracts”); and (iii) units, each comprised of a Stock Purchase Contract and either debt securities of our subsidiaries or debt obligations of third parties, including U.S. Treasury securities, pledged to secure the holder’s obligation to purchase shares of Common Stock under the Stock Purchase Contracts (the “Stock Purchase Units”). The Prospectus provides that it will be supplemented by one or more supplements to such Prospectus (each, a “Prospectus Supplement”), including the Prospectus Supplement to be filed with the SEC relating to the issuance and sale from time to time of the Offering Shares pursuant to the Sales Agreement (the “Initial Prospectus Supplement”).

        As counsel to the Company in connection with the proposed issuance and sale of the above-referenced securities, we have examined: (i) the Registration Statement, including the Prospectus and Initial Prospectus Supplement, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Restated Articles of Incorporation and Bylaws, each as amended to date; (iii) the Rights Agreement; (iv) resolutions of the Company’s Board of Directors and the action of the Chairman and Chief Executive Officer of the Company taken thereunder relating to the authorization of the issuance of the Offering Shares and the accompanying Rights (the “Offering Resolutions”); and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

BRUSSELS CHICAGO DENVER	DETROIT JACKSONVILLE LOS ANGELES MADISON	MILWAUKEE ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

Alliant Energy Corporation
April 9, 2004

        Based upon the foregoing, we are of the opinion that:

    1.       The Company is validly existing as a corporation under the laws of the State of Wisconsin.

    2.       The Offering Shares, when issued and paid for in the manner contemplated in the Registration Statement, the Sales Agreement and the Offering Resolutions and in compliance with the terms and conditions of an effective order of the SEC pursuant to the Public Utility Holding Company Act of 1935, as amended (“PUHCA”), authorizing such issuance, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

    3.       The Rights attached to the Offering Shares when issued pursuant to the Rights Agreement will be validly issued.

    4.       All requisite action necessary to make any shares of Common Stock (other than the Offering Shares) and the attached Rights validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law will have been taken when:

    a.       An order of the SEC pursuant to the PUHCA, relating to the issuance of such shares of Common Stock and the attached Rights shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

    b.       The Company’s Board of Directors, or a committee thereof or a senior executive officer of the Company, in each case duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock and the attached Rights; and

    c.       Such shares of Common Stock and attached Rights shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

    5.       All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

    a.       An order of the SEC pursuant to PUHCA relating to the issuance of the Stock Purchase Contracts and Stock Purchase Units shall be and remain effective and the Company shall have complied with the terms and conditions of such order;

Alliant Energy Corporation
April 9, 2004

    b.       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to authorize (i) the form and substance of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units and (ii) the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

c. Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

    d.       Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

        We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the State of Wisconsin and the federal laws of the United States. To the extent matters covered by our opinion are governed by the laws of a jurisdiction other than the State of Wisconsin, we have assumed, without independent investigation, that the applicable laws of such jurisdiction are identical in all relevant respects to the substantive laws of the State of Wisconsin.

        We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Foley & Lardner LLP